UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  June 25, 2003
                Date of Report (Date of earliest event reported)

                        MANTECH INTERNATIONAL CORPORATION

               (Exact Name of Registrant as Specified in Charter)


 Delaware                            000-49604              22-1852179
 ---------                         -------------           ---------------
(State or Other Jurisdiction  (Commission File Number)     (IRS Employer
 of Incorporation)                                         Identification No.)




                  12015 Lee Jackson Highway, Fairfax, VA 22033
                    (Address of principal executive offices)

                                 (703) 218-6000
              (Registrant's telephone number, including area code)

          =======================================================

Item 5.           Other Events

     On June 25, 2003, ManTech International Corporation issued a press release announcing the appointment of Ronald R. Spoehel as Executive Vice President and Chief Financial Officer and the resignation of John A. Moore, Jr. as Chief Financial Officer. Mr. Moore will continue to serve as an Executive Vice President of the Company. The press release is attached as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.


                                    EXHIBITS
Exhibit
Number

99.1     Press Release dated June 25, 2003

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax in the Commonwealth of Virginia, on this 26th day of June, 2003.



                                MANTECH INTERNATIONAL CORPORATION



                                    /s/ George J. Pedersen
                               ------------------------------------

                               Name:    George J. Pedersen
                               Title:   Chairman of the Board, Chief Executive
                                        Officer and President

                                  Exhibit 99.1


                                            Peter LaMontagne
ManTech International Corporation           Senior Corporate Vice President
12015 Lee Jackson Highway                   703-218-8200
Fairfax, VA 22033-3300                      703-218-8296 (fax)
www.mantech.com                             Corporatecommunications@mantech.com


FOR IMMEDIATE RELEASE


 ManTech International Corporation Announces Appointment of Ronald R. Spoehel
                       as EVP and Chief Financial Officer

FAIRFAX, VA-- June 25, 2003 - ManTech International Corporation (Nasdaq: MANT), a Fairfax, Virginia-based IT and technical services solution provider supporting Department of Defense and intelligence community customers, announced at its annual meeting today that Ronald R. Spoehel has been appointed Executive Vice President (EVP) and Chief Financial Officer (CFO) of ManTech International Corporation (ManTech).

Ronald R. Spoehel is a senior financial executive with extensive diversified corporate and operating experience with global companies and Wall Street financial institutions. He brings demonstrated financial expertise from over 20 years of domestic and international achievements in finance, strategic development, and mergers and acquisitions.

John A. Moore, Jr., who previously served as Chief Financial Officer, will continue in his role as an Executive Vice President focusing on ManTech's acquisition program. ManTech has made four acquisitions since going public in February 2002 and is nearing completion of the operational and IT platform integration of these acquired companies into the ManTech enterprise. Mr. Moore will lend support to Mr. Spoehel during his transition and will also continue to support ongoing operational activities, but he will withdraw from responsibilities as a member of the Board of Directors.

Mr. Spoehel has served as Chairman, Alpine Partners, a private investment advisory firm he founded; Director and Chief Executive Officer, Optinel Systems, an optical communications equipment company; Vice President - Corporate Development, Harris Corporation, a global communications equipment and defense electronics company; Senior Vice President in various general management roles, ICF Kaiser International, a global professional and technical services company; Vice President in Investment Banking, Lehman Brothers; Vice President, Bank of America; and, on Boards of private companies.

Mr. Spoehel is an honors graduate of the University of Pennsylvania, where he received his BS and MBA from the Wharton School and MSE from the Moore School of Electrical Engineering.

George J. Pedersen welcomed Mr. Spoehel to the ManTech enterprise, stating, "Ron Spoehel is an accomplished executive with significant finance experience in the federal government marketplace and on Wall Street." Pedersen noted, "As CFO, Ron will continue to execute ManTech's strategic plan to expand its business as a premier technology contractor supporting classified DoD and intelligence community programs; Ron's extensive experience in mergers, acquisitions, and integration will be an enormous asset as we grow ManTech to the next level, both internally and through acquisition."


About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation delivers a broad array of information technology and technical services solutions to U.S. federal government customers, focusing primarily on critical national defense programs for the intelligence community and Department of Defense. ManTech designs, develops, procures, implements, operates, tests and maintains mission-critical, enterprise information technology and communication systems and infrastructures for federal government customers in the United States and 34 countries worldwide. Additional information on ManTech can be found at www.mantech.com.

Statements made in this press release which do not address historical facts could be interpreted to be forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited, to the following: failure of government customers to exercise options under contracts; funding decisions of U.S. Government projects; government contract procurement (such as bid protest) and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees; material changes in laws or regulations applicable to the company's businesses; our ability to complete and successfully integrate acquisitions which appropriately achieve our strategic plans; and other risk factors discussed in the company's filings under the Securities Act of 1933. The statements in this press release are made as of June 25, 2003, and the Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.

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MIC-03-15